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                                SILICON VALLEY BANK

                            LOAN AND SECURITY AGREEMENT

BORROWER:     Metro One Telecommunications, Inc.

ADDRESS:      8405 S.W. Nimbus Avenue
              Beaverton, OR 97008

DATE:         June 24 1998

       THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between SILICON VALLEY BANK ("Silicon"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and the borrower named above (the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address").

       1.     LOANS.

       1.1 LOANS. Silicon will make loans to the Borrower (the "Loans") in amounts determined by Silicon up to the amounts (the "Credit Limits") shown on the Schedule to this Agreement (the "Schedule") as the Credit Limit for the Loans. The terms of the Schedule are incorporated into this Agreement. The Borrower is responsible for monitoring the total amount of Loans and other Obligations outstanding from time to time, and the Borrower shall not permit that amount, at any time, to exceed the applicable Credit Limit. If at any time the total of all outstanding Loans and all other Obligations exceeds the applicable Credit Limit, the Borrower shall immediately pay the amount of the excess to Silicon, without notice or demand.

       1.2 INTEREST; DEBIT TO DEPOSIT ACCOUNTS. All Loans and all other monetary Obligations shall bear interest at the applicable rates shown on the Schedule hereto. Interest shall be payable monthly, on the due date shown on the monthly billing from Silicon to the Borrower. The Borrower shall regularly deposit all funds received from its business activities in accounts maintained by the Borrower at Silicon. The Borrower hereby requests and authorizes Silicon to debit any of the Borrower's accounts with Silicon, including without limitation account no. 09003193-70, for payments of interest and principal due on the Loans and all other obligations owing by the Borrower to Silicon. Silicon shall promptly notify the Borrower of all debits which Silicon makes against the Borrower's accounts. Any such debit against the Borrower's accounts shall in no way be deemed a setoff by Silicon.

       1.3 FEES. The Borrower shall pay to Silicon at closing a commitment fee and other fees in the amounts shown on the Schedule (less any amounts previously paid). These fees are in addition to all interest and other sums payable to Silicon and are not refundable.

       1.4 ADDITIONAL COSTS. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the

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administration thereof or the compliance with any guideline or request of any central bank or other govern mentalauthority (whether or not having the force of law):

              (a) subjects Silicon to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Silicon imposed by the United States of America or any political subdivision thereof);

              (b) imposes, modified or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Silicon; or

              (c) imposes upon Silicon any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Silicon, reduce the income receivable by Silicon or impose any expense upon Silicon with respect to any loans, Silicon shall notify the Borrower thereof. Borrower agrees to pay to Silicon the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Silicon of a statement of the amount and setting forth Silicon's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error. The statement, which shall be signed by an authorized officer of Silicon, will also state that, to the best of such officer's knowledge, a majority of Silicon's borrowers with legal obligations to Silicon similar to the Borrower's obligations and in a similar fact situation as the Borrower (as it relates to this Section 1.4) has also received statements requesting payments under this Section.

       2.     GRANT OF SECURITY INTEREST.

       2.1 OBLIGATIONS. The term "Obligations" as used in this Agreement means the following: the obligation to pay all Loans and all interest thereon when due, and to pay and perform when due all other present and future indebtedness, liabilities, obligations, guarantees, covenants, agreements, warranties and representations of the Borrower to Silicon, whether joint or several, monetary or non-monetary, and whether created pursuant to this Agreement or any other present or future agreement (such as future agreements relating to letters of credit issued by Silicon) or otherwise executed in connection with this Agreement, including, without limitation, any and all amendments, supplements, and modifications of the foregoing. Provided that Silicon gives Borrower written notice, Silicon may, in its discretion, require that the Borrower pay monetary Obligations in cash to Silicon, or charge them to Borrowers' Loan account, in which event they shall bear interest at the rates applicable to the Loans.

       2.2 COLLATERAL. As security for all Obligations, the Borrower hereby grants Silicon a continuing security interest in all of the Borrower's assets, including but not limited to all of the Borrower's interest in the types of property described below, whether now owned or hereafter acquired, and wherever located (collectively, the "Collateral"): (a) All accounts, contract rights, chattel paper, letters of credit, documents, securities, money, and instruments, and all other obligations now or in the future owing to the Borrower; (b) All inventory, goods, merchandise, materials, raw materials, work in process, finished goods, farm products, advertising, packaging and shipping materials, supplies, and all other tangible personal property

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which is held for sale or lease or furnished under contracts of service or consumed in the Borrower's business, and all warehouse receipts and other documents; (c) All equipment, including without limitation all machinery, fixtures, trade fixtures, vehicles, furnishings, furniture, materials, tools, machine tools, office equipment, computers and peripheral devices, appliances, apparatus, parts, dies, and jigs; (d) All general intangibles including, but not limited to, deposit accounts, goodwill, names, trade names, trademarks and the goodwill of the business symbolized thereby, trademark applications, trade secrets, drawings, blueprints, customer lists, patents, patent applications, copyrights, copyright applications, security deposits, loan commitment fees, federal, state and local tax refunds and claims, all rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of the Borrower against Silicon, all rights to purchase or sell real or personal property, all rights as a licensor or licensee of any kind, all royalties, licenses, processes, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance), and all other rights, privileges and franchises of every kind; (e) All books and records, whether stored on computers or otherwise maintained; (f) All of the Borrower's cash; and
(g) All substitutions, additions and accessions to any of the foregoing, and all products, proceeds and insurance proceeds of the foregoing, and all guaranties of and security for the foregoing; and all books and records relating to any of the foregoing. Silicon's security interest in any present or future technology (including patents, trade secrets, and other technology) shall be subject to any licenses or rights now or in the future granted by the Borrower to any third parties in the ordinary course of the Borrower's business; provided that if the Borrower proposes to sell, license or grant any other rights with respect to any technology in a transaction that, in substance, conveys a major part of the economic value of that technology, Silicon shall first be requested to release its security interest in the same, and Silicon may withhold such release in its discretion,

3.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

       The Borrower represents and warrants to Silicon as follows, and the Borrower covenants that the following representations shall continue to be true, and that the Borrower shall comply with all of the following covenants:

       3.1 CORPORATE EXISTENCE AND AUTHORITY. The Borrower is and shall continue to be duly authorized, validly existing and in good standing under the laws of the state of Oregon. The Borrower is and shall continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on the Borrower. The execution, delivery and performance by the Borrower of this Agreement, and all other documents contemplated hereby have been duly and validly authorized, are enforceable against the Borrower in accordance with their terms, and do not violate any law or any provision of, and are not grounds for acceleration under, any agreement or instrument which is binding upon the Borrower.

       3.2 NAME, TRADE NAMES AND STYLES. The name of the Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule hereto are all prior names of the Borrower and all of the Borrower's present and prior trade names. The Borrower shall give Silicon 15 days' prior written notice before changing its name or doing business under any other name. The Borrower has complied, and shall in the future comply, with all laws relating to the conduct of business under a fictitious business name.

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       3.3    PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is the chief executive office for the Borrower. In addition, the Borrower has places of business only at, and Collateral of the Borrower is located only at, the locations set forth on the Schedule to this Agreement. The Borrower shall give Silicon at least 15 days prior written notice before changing its chief executive office or moving Collateral to any location other than a location listed on the Schedule.

       3.4 TITLE TO COLLATERAL; PERMITTED LIENS. The Borrower is now, and shall at all times in the future be, the sole owner of all the Collateral, except for items of equipment which are leased by the Borrower. The Collateral now is and shall remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for the following ("Permitted Liens"): (i) any liens existing on the date hereof and disclosed on the attached Exhibit B; (ii) purchase money security interests in specific items of equipment, other than equipment financed by the Loans described in the Schedule;
(iii) leases of specific items of equipment; (iv) liens for taxes not yet payable; (v) additional security interests and liens consented to in writing by Silicon in its sole discretion; and (vi) security interests being terminated substantially concurrently with this Agreement. Silicon shall have the right to require, as a condition to its consent under subparagraph (v) above, that the holder of the additional security interest or lien sign an intercreditor agreement on terms satisfactory to Silicon in its sole discretion, acknowledge that the holder's security interest is subordinate to the security interest in favor of Silicon, and that the Borrower agrees that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement. Silicon now has, and shall continue to have, a first priority, perfected and enforceable security interest in all of the Collateral. The Collateral shall not be subject to any other liens or security interests of any type except for the Permitted Liens. The Borrower shall at all times defend Silicon and the Collateral against all claims of others. None of the Collateral now is or shall be affixed to any real property in such a manner, or with such intent, as to become a fixture.

       3.5 MAINTENANCE OF COLLATERAL. The Borrower shall maintain the Collateral in good working condition. The Borrower shall not use the Collateral for any unlawful purpose. The Borrower shall immediately advise Silicon in writing of any material loss or damage to the Collateral.

       3.6 BOOKS AND RECORDS. The Borrower has maintained and shall maintain at the Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

       3.7 FINANCIAL CONDITION AND STATEMENTS. All financial statements now or in the future delivered to Silicon have been, and shall be, prepared in conformity with generally accepted accounting principles and now and in the future shall completely and accurately reflect the financial condition of the Borrower, at the times and for the periods therein stated. Since the last date covered by any such statement, there has been no material adverse change in the financial condition or business of the Borrower. The Borrower is now and shall continue to be solvent. The Borrower shall provide Silicon: (i) within 20 days after the end of each month, except as provided below, an accounts receivable report and an accounts payable report, in such form as Silicon shall reasonably specify; (ii) within 20 days after the end of each month, except as provided below, a Borrowing Base Certificate in the form attached to this Agreement as Exhibit A, as Silicon may reasonably modify such Certificate from time to time, signed by the Chief Financial Officer or Controller of the Borrower; (iii) within 45 days after the end of each quarter, a Compliance Certificate in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer or Controller of the Borrower, setting forth calculations showing compliance (at the end of each such calendar quarter) with the financial

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covenants set forth on the Schedule hereto, and certifying that throughout such quarter the Borrower was in full compliance with all other terms and conditions of this Agreement and the Schedule, and providing such other information as Silicon shall reasonably request; (iv) within 90 days following the end of the Borrower's fiscal year, complete annual CPA-audited financial statements, such audit being conducted by independent certified public accountants reasonably acceptable to Silicon; (v) within 45 days after the end of each quarter, Borrower's Form 10-Q; and (vi) within 90 days after fiscal year end, Borrower's Form 10-K. The financial information referenced in subsections (i) and (ii) above shall only be required when Borrower utilizes the Secured Accounts Receivable Line of Credit on a Formula Borrowing basis, as defined in the Schedule

       3.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. The Borrower has timely filed, and shall timely file, all tax returns and reports required by foreign, federal, state and local law. The Borrower has timely paid, and shall timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by the Borrower. The Borrower may, however, defer payment of any contested taxes, provided that the Borrower (i) in good faith contests the Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Silicon in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or take any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. The Borrower is unaware of any claims or adjustments proposed for any of the Borrower's prior tax years which could result in additional taxes becoming due and payable by the Borrower. The Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms. The Borrower has not and shall not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of the Borrower, including, without limitation, any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

       3.9 COMPLIANCE WITH LAW. Except for actions described in the June 15, 1995 Rescission Offer filed on Form SB-2, the Borrower has complied, and shall comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations relating to the Borrower, including, but not limited to, those relating to ownership of real or personal property, conduct and licensing of the Borrower's business, and environmental matters.

       3.10 LITIGATION. Except as disclosed in the Schedule hereto, there is no claim, suit, litigation, proceeding or investigation pending or (to best of the Borrower's knowledge) threatened by or against or affecting the Borrower in any court or before any governmental agency (or any basis therefor known to the Borrower) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of the Borrower, or in any material impairment in the ability of the Borrower to carry on its business in substantially the same manner as it is now being conducted. The Borrower shall promptly inform Silicon in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against the Borrower involving amounts in excess of $250,000.

       3.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes.

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       3.12   NO PATENTS OR TRADEMARKS. The Borrower does not own, and the
Borrower does not have pending any application for the registration of, any patent or trademark with the U.S. Patent and Trademark Office or any similar office or agency of any state, of the United States of America or of any foreign jurisdiction except as disclosed in the Schedule.

       3.13 HAZARDOUS SUBSTANCES. The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. The Borrower represents and warrants that: None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

4.     ADDITIONAL DUTIES OF THE BORROWER.

       4.1 FINANCIAL AND OTHER COVENANTS. The Borrower shall at all times comply with the financial and other covenants set forth in the Schedule to this Agreement.

       4.2 OVERADVANCE; PROCEEDS OF ACCOUNTS. If for any reason the total of all outstanding Loans and all other Obligations exceeds the total Credit Limit, as stated in the Schedule, without limiting Silicon's other remedies, and whether or not Silicon declares an Event of Default, the Borrower shall remit to Silicon all checks and other proceeds of the Borrower's accounts and general intangibles, in the same form as received by the Borrower, within one day after the Borrower's receipt of the same, to be applied to the Obligations in such order as Silicon shall determine in its discretion.

       4.3 INSURANCE. The Borrower shall at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Silicon, in such form and amounts as Silicon may reasonably require. All such insurance policies shall name Silicon as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Silicon. Upon receipt of the proceeds of any such insurance, Silicon shall apply such proceeds in reduction of the Obligations as Silicon shall determine in its sole and absolute discretion, except that, provided no Event of Default has occurred, Silicon shall release to the Borrower insurance proceeds with respect to equipment totaling less than $1,000,000, which shall be utilized by the Borrower for the replacement of the equipment with respect to which the insurance proceeds were paid. Silicon may require reasonable

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assurance that the insurance proceeds so released shall be so used. If the
Borrower fails to provide or pay for any insurance, Silicon may, but is not obligated to, obtain the same at the Borrower's expense. The Borrower shall promptly deliver to Silicon copies of all reports made to insurance companies. Statutory notice regarding insurance:

                                      WARNING

       Unless Borrower provides Silicon with evidence of the insurance coverage as required by this Loan Agreement, Silicon may purchase insurance at Borrower's expense to protect Silicon's interest. This insurance may, but need not, also protect Borrower's interests. If the collateral becomes damaged, the coverage Silicon purchases may not pay any claim Borrower makes or any claim made against Borrower. Borrower may later cancel this coverage by providing evidence that Borrower has obtained property coverage elsewhere.

       Borrower is responsible for the cost of any insurance purchased by Silicon. The cost of this insurance may be added to Borrower's loan balance. If the cost is added to Borrower's loan balance, the interest rate on the underlying loan will apply to this added amount The effective date of coverage may be the date Borrower's prior coverage lapsed or the date Borrower failed to provide proof of coverage.

       This coverage Silicon purchases may be considerably more expensive than insurance Borrower can obtain on Borrower's own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

       4.4 REPORT. The Borrower shall provide Silicon with such written reports with respect to the Borrower as Silicon shall from time to time reasonably specify.

       4.5 ACCESS TO COLLATERAL, BOOKS AND RECORDS. If Borrower utilizes the Secured Accounts Receivable Line of Credit on a Formula Borrowing basis, as defined in the Schedule, upon five business days' written notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy the Borrower's accounting books, records, ledgers, journals, or registers and the Borrowers books and records relating to the Collateral, provided that on and after an Event of Default the five business day period referred to above shall be reduced to no notice. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit in accordance with Silicon's standard business practices regarding such information, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies and attorneys, and pursuant to any subpoena or other legal process. In the event that Silicon is requested or required by oral questions, interrogatories, requests for information or documents, subpoenas or other lawful, civil investigative demand or similar process, to disclose any such confidential information, Silicon agrees to notify Borrower of any such event or circumstances in a timely manner. The foregoing audits shall be at Silicon's expense, except that the Borrower shall reimburse Silicon for its reasonable out of pocket costs for such accounts receivable audits in an amount not to exceed $1,250 per audit. If Borrower is in compliance with all financial covenants, Silicon shall not conduct more than one (1) such audit in each calendar year. If Borrower is not in compliance with all financial covenants, Silicon shall conduct no more than four (4) such audits in each calendar year. (This shall not be construed as a waiver of any default created by a failure to comply with the applicable financial covenants.) Silicon may debit the Borrower's deposit accounts with Silicon for the cost of such audits, in which event Silicon shall send notification thereof to the Borrower.

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       4.6    NEGATIVE COVENANTS. Except as may be permitted in the Schedule hereto, the Borrower shall not, without Silicon's prior written consent, do any of the following: (i) merge or consolidate with another corporation, except that the Borrower may merge or consolidate with another corporation if the Borrower is the surviving corporation in the merger and the aggregate value of the assets acquired in the merger do not exceed 25% of the Borrower's Tangible Net Worth (as defined in the Schedule hereto) as of the end of the month prior to the effective date of the merger, and the assets of the corporation acquired in the merger are not subject to any liens or encumbrances, except Permitted Liens; (ii) acquire any assets, including stock of any other entity, outside the ordinary course of business for an aggregate purchase price (whether paid in cash, in stock of the Borrower or other consideration) exceeding 25% of the Borrower's Tangible Net Worth (as defined in the Schedule hereto) as of the end of the month prior to the effective date of the acquisition; (iii) enter into any other material transaction outside the ordinary course of business (except as permitted by the other provisions of this Section); (iv) sell or transfer any Collateral, except for the sale of finished inventory in the ordinary course of the Borrower's business, and except for the sale of obsolete or unneeded equipment in the ordinary course of business; (v) make any additional loans of any money or any other assets to shareholders, employees or any other person except in the ordinary course of business; (vi) incur any additional debts that are outside the ordinary course of business or that would have a material, adverse effect on the Borrower or on the prospect of repayment of the Obligations, or incur any debt to any shareholder of the Borrower unless such indebtedness is subordinated to the Loans in a written agreement satisfactory to Silicon, (vii) guarantee or otherwise become liable with respect to the obligations of another party or entity; (viii) pay or declare any dividends on the stock of the Borrower (except for dividends payable solely in stock of the Borrower); (ix) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of the stock of the Borrower (except for purchases of the stock of the Borrower, in an amount not to exceed $700,000 in the aggregate, resulting from a threatened claim or litigation against the Borrower arising from the failure of the Borrower to comply with applicable securities laws as it relates to the past sales of securities); (x) make any change (other than changes specifically permitted under this Section) in the Borrower's capital structure which has a material adverse effect on that Borrower or on the prospect of repayment of the Obligations; or (xi) dissolve or elect to dissolve. Transactions permitted by the foregoing provisions of this Section are only permitted if no Event of Default and no event which (with notice or passage of time or both) would constitute an Event of Default would occur as a result of such transaction.

       4.7 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against Silicon with respect to any Collateral or in any manner relating to the Borrower, the Borrower shall, without expense to Silicon, make available the Borrower and its officers, employees and agents and the Borrower's books and records to the extent that Silicon may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

       4.8 VERIFICATION. Silicon may, from time to time, following seven days' prior notification to the Borrower and consent of the Borrower (which consent shall not be unreasonably withheld), verify directly with the respective account debtors the validity, amount and other matters relating to the Borrower's accounts, by means of mail, telephone or otherwise, either in the name of the Borrower or Silicon or such other name as Silicon may reasonably choose, provided that only one day prior notification shall be required (and the Borrower's consent shall not be required) following an Event of Default. Silicon shall be required to obtain the Borrower's consent as provided above prior to any such verification of accounts unless an Event of Default has occurred.

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       4.9    EXECUTE ADDITIONAL DOCUMENTATION. The Borrower agrees, at its expense, on request by Silicon, to execute from time to time all documents in form satisfactory to Silicon, as Silicon may deem reasonably necessary or useful in order to perfect and maintain Silicon's perfected security interest in the Collateral, and in order to fully consummate all of the transactions contemplated by this Agreement.

5.     TERM.

       5.1 MATURITY DATE. This Agreement shall continue in effect until the payment in full of the Obligations, provided, however, that the Borrower shall repay in full the Secured Accounts Receivable Line of Credit described on the Schedule, with all accrued but unpaid interest on that loan, not later than the "Maturity Date" for each such loan set forth on the Schedule.

       5.2 EARLY TERMINATION. Subject to Section 5.3, this Agreement may be terminated, without penalty, prior to the Maturity Date as follows: (i) by the Borrower, effective three business days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence of an Event of Default, without notice, effective immediately.

       5.3 PAYMENT OF OBLIGATION . On the due dates stated in the Schedule, or on any earlier effective date of termination, the Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Notwithstanding any termination of this Agreement, all of Silicon's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are discretionary on the part of Silicon, Silicon may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Silicon, nor shall any such termination relieve the Borrower of any Obligation to Silicon, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations, Silicon shall promptly deliver to the Borrower termination statements, requests for reconveyances and such other documents as may be required to fully terminate any of Silicon's security interests.

6.     EVENTS OF DEFAULT AND REMEDIES.

       6.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and the Borrower shall give Silicon immediate written notice thereof (a) any warranty, representation, statement, report or certificate made or delivered to Silicon by the Borrower or any of the Borrower's officers or employees, now or in the future, shall be untrue or misleading in any material respect; or (b) the Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Loans and other Obligations outstanding at any time exceed the applicable Credit Limit; or (d) the Borrower shall fail to comply with any of the financial covenants set forth in the Schedule to this Agreement or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or (e) the Borrower shall fail to pay or perform any other non-monetary Obligation, under this Agreement or any other agreement or document relating to the Loans; or (f) any levy, assessment attachment, seizure, lien or encumbrance is made on all or any part of the Collateral; or (g) dissolution, termination of existence, insolvency or business failure of the Borrower, or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by the Borrower under any reorganization, bankruptcy,

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insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (h) the commencement of any proceeding against the Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced; or (i) revocation or termination of, or limitation of liability upon, any guaranty of the Obligations; or (j) commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or (k) the Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations, unless such payment is permitted in the applicable subordination agreement, or if any person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or (l) the Borrower shall generally not pay its debts as they become due; or the Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (m) either the Borrower or any other party thereto shall breach any subordination agreement executed in connection with the Loans; or (n) there shall be a change in the record or beneficial ownership of voting stock of the Borrower, such that more than 20% of such voting stock is owned or controlled by a person or entity who is not a shareholder of the Borrower as of the date of this Agreement without the prior written consent of Silicon, PROVIDED it is understood and agreed that, with respect to this clause (n), no Event of Default shall arise if there is a change in the controlling interest of the Borrower resulting from the consummation of a public offering or private placement of shares of Borrower. Notwithstanding clause (k) above, provided that there is no pending Event of Default at the time and that such payments will not cause an Event of Default under the financial covenants stated in the Schedule, the Borrower shall be permitted to make scheduled or unscheduled payments on the Borrower's subordinated indebtedness outstanding as of the date of this Agreement. If any of the foregoing defaults, other than a failure to pay money and breach of any financial covenant set forth in the Schedule, is curable, it may be cured if Borrower, after discovery or notice of such default cures the failure within fifteen days (or within thirty days in the case of clause (h) of this Section 6.1). Silicon may cease making any Loans hereunder during the above cure periods, and thereafter if an Event of Default has occurred.

       6.2 REMEDIES. Upon the occurrence of any Event of Default and the expiration of any applicable cure period under Section 6.1, and at any time thereafter, Silicon, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by the Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to the Borrower under this Agreement or any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose the Borrower hereby authorizes Silicon without judicial process to enter onto any of the Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof without charge for so long as Silicon deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Silicon seek to take possession of any or all of the Collateral by Court process, the Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any

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

requirement that Silicon retain possession of and not dispose of any such Collateral until after trial or final judgment; (d) Require the Borrower to assemble any or all of the Collateral and make it available to Silicon at places designated by Silicon which are reasonably convenient to Silicon and the Borrower, and to remove the Collateral to such locations as Silicon may deem advisable; (e) Require the Borrower to deliver to Silicon, in kind, all checks and other payments received with respect to all accounts and general intangibles, together with any necessary indorsements, within one day after the date received by the Borrower; (f) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Silicon shall have the right to use the Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (g) Sell, lease or otherwise dispose of any of the Collateral in its condition at the time Silicon obtains possession of it or after further manufacturing, processing or repair, at any one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Silicon shall have the right to conduct such disposition on the Borrower's premises without charge, for such time or times as Silicon deems reasonable, or on Silicon's premises, or elsewhere and the Collateral need not be located at the place of disposition. Silicon may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve the Borrower of any liability the Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (h) Demand payment of, and collect any accounts and general intangibles comprising Collateral and, in connection therewith, the Borrower irrevocably authorizes Silicon to endorse or sign the Borrowers name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to the Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Silicon's sole discretion, to grant extensions of time to pay, compromise claims and settle accounts and the like for less than face value; (i) Offset against any sums in any general, special or other deposit accounts maintained by the Borrower with Silicon; and (j) Demand and receive possession of any of the Borrower's federal and state income tax and the books and records utilized in the preparation thereof or referring thereto. All reasonable fees of professionals (including attorneys' fees), expenses, costs, liabilities and obligations incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of Silicon's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional two percent per annum, above the rate otherwise applicable.

       6.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. The Borrower and Silicon agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards shall conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to the Borrower at least seven days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the Collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Silicon, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required;
(vi) With respect to any sale of any of the Collateral, Silicon may (but is not obligated to) direct any prospective purchaser to ascertain directly from the Borrower any and all information concerning the same. Silicon may employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

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

       6.4 POWER OF ATTORNEY. Upon the occurrence of any Event of Default without limiting Silicon's other rights and remedies, the Borrower grants to Silicon an irrevocable power of attorney coupled with an interest, authorizing and permitting Silicon (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to the Borrower, and at the Borrower's expense, to do any or all of the following, in the Borrower's name or otherwise: (a) Execute on behalf of the Borrower any documents that Silicon may, in its sole and absolute discretion, deem advisable in order to perfect and maintain Silicon's security interest in the Collateral, or in order to exercise a right of the Borrower or Silicon, or in order to fully consummate all the transactions contemplated under this Agreement, and all other agreements executed in connection with this Agreement, each as amended from time to time; (b) demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (c) execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment of any or all of the Collateral; (d) settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Borrower, to execute and deliver its release and settlement for the claim; and (e) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Borrower, or otherwise, which in the discretion of Silicon may seem to be necessary or advisable. Silicon shall exercise the foregoing powers in a commercially reasonable manner. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Silicon's rights under the foregoing power of attorney or any of Silicon's other rights under this Agreement be deemed to indicate that Silicon is in control of the business, management or properties of the Borrower.

       6.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale of the Collateral shall be applied by Silicon first to the costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Silicon shall determine in its sole discretion. Any surplus shall be paid to the Borrower or other persons legally entitled thereto; the Borrower shall remain liable to Silicon for any deficiency. If Silicon, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale or other disposition of Collateral, Silicon shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Silicon of the cash therefor.

       6.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Silicon shall have all the other rights and remedies accorded a secured party under the Oregon Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Silicon and the Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Silicon of one or more of its rights or remedies shall not be deemed an election, nor bar Silicon from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Silicon to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

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

7.     GENERAL PROVISIONS.

       7.1 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by regular first-class mail, or certified mail return receipt requested, addressed to Silicon or the Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered to the Borrower or to Silicon, or at the expiration of two business days following the deposit thereof in the United States mail, with postage prepaid.

       7.2 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

       7.3 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between the Borrower and Silicon and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. WASHINGTON STATUTORY NOTICE: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW. OREGON STATUTORY NOTICE: UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY SILICON AFTER OCTOBER 3, 1989. CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY SILICON TO BE ENFORCEABLE.

       7.4 WAIVERS. The failure of Silicon at any time or times to require the Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between the Borrower and Silicon shall not waive or diminish any right of Silicon later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto. None of the provisions of this Agreement or any other agreement now or in the future executed by the Borrower and delivered to Silicon shall be deemed to have been waived by any act or knowledge of Silicon or its agents or employees, but only by a specific written waiver signed by an officer of Silicon and delivered to the Borrower. The Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, general intangible, document or guaranty at any time held by Silicon on which the Borrower is or may in any way be liable, and notice of any action taken by Silicon, unless expressly required by this Agreement.

       7.5 NO LIABILITY FOR ORDINARY NEGLIGENCE. Neither Silicon, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Silicon shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by the Borrower or any other party through the ordinary negligence of Silicon, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Silicon.

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

       7.6 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by the Borrower and a duly authorized officer of Silicon.

       7.7 TIME OF ESSENCE. Time is of the essence in the performance by the Borrower of each and every obligation under this Agreement.

       7.8 ATTORNEYS' FEES AND COSTS. The Borrower shall reimburse Silicon for all reasonable attorneys' fees and fees of other professionals, and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Silicon, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Silicon incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement, obtain legal advice in connection with this Agreement; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, account debtors; commence, intervene in, or defend any action or proceeding (including any appeal or review); initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of the Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Silicon's security interest in, the Collateral and otherwise represent Silicon in any litigation relating to the Borrower. If either Silicon or the Borrower file any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and professionals' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment and in any appeal or review by an appellate court. All fees and costs to which Silicon may be entitled pursuant to this Paragraph shall immediately become part of the Borrower's Obligations and shall be due on demand.

       7.9 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of the parties hereto; provided, however, that the Borrower may not assign or transfer any of their rights under this Agreement without the prior written consent of Silicon, and any prohibited assignment shall be void. No consent by Silicon to any assignment shall release the Borrower from its liability for the Obligations. The Borrower agrees and consents to Silicon's sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Silicon, but the Borrower does not consent to the outright assignment of the Loans to a third party. Silicon may provide, without any limitation whatsoever, to any one or more purchasers of participation interests, or potential purchasers of participation interests, any information or knowledge Silicon may have about the Borrower or about any other matter relating to the Loans and the Borrower hereby waives any rights to privacy it may have with respect to such matters, provided, however, that all purchasers and potential purchasers of participation interests in the Loans shall be bound by a written confidentiality agreement in form acceptable to the Borrower. The Borrower additionally waives any and all notices of sale of participation interests, as well as a notices of any repurchase of such participation interests, provided, however that Silicon shall give the Borrower written notice if as a result of a sale of a participation interest in the Loans Silicon must obtain the consent of the participant for approval of events other than extensions of the maturity of the Loans, reduction of interest rate, forgiveness of principal or interest, or sale of any material portion of the Collateral.

Page 14 - LOAN AND SECURITY AGREEMENT

       7.10 PARAGRAPH HEADINGS; CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. The Borrower acknowledges that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Silicon or the Borrower under any rule of construction or otherwise.

       7.11   MUTUAL WAIVER OF JURY TRIAL.

       7.12 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of Silicon and the Borrower shall be governed by, and construed in accordance with, the laws of the State of Oregon. Any undefined term used in this Agreement that is defined in the Oregon Uniform Commercial Code shall have the meaning assigned to that term in the Oregon Uniform Commercial Code. As a material part of the consideration to Silicon to enter into this Agreement, the Borrower (i) agrees that all actions and proceedings relating directly or indirectly hereto shall at Silicon's option, be litigated in courts located within Oregon, and that the exclusive venue therefor shall be, at Silicon's option, Multnomah County or Washington County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and
(iii) waives any and all rights the Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

                            BORROWER:

                                   METRO ONE TELECOMMUNICATIONS, INC.

                                   By: /s/ Timothy A. Timmins
                                      ------------------------------------
                                   Title: President and CEO
                                          --------------------------------

                                   By: /s/ Stebbins B. Chandor, Jr.
                                      ------------------------------------
                                   Title: SVP & CFO
                                          --------------------------------

                            SILICON:

                                   SILICON VALLEY BANK

                                   By: /s/ Bruce Helberg
                                      ------------------------------------
                                   Title: VP
                                          --------------------------------

Page 15 - LOAN AND SECURITY AGREEMENT

                      SCHEDULE TO LOAN AND SECURITY AGREEMENT

Borrower:           Metro One Telecommunications, Inc.

Address:            8405 S.W. Nimbus Avenue
                    Beaverton, OR 97008

SECURED ACCOUNTS RECEIVABLE LINE OF CREDIT

CREDIT LIMIT:       An amount not to exceed the lesser of: (i) $6,000,000 at any one time outstanding; or (ii) the amount of the "Borrowing
                    Base", as defined below. For purposes of this Schedule, the "Borrowing Base" shall mean the sum of 80% of the Net Amount of Borrower's eligible accounts receivable ("Formula
                    Borrowing"). With respect to Borrower's accounts, "Net
                    Amount" means the gross amount of the account, minus all applicable sales, use, excise and other similar taxes and minus all discounts, credits and allowances of any nature granted or claimed. During such time as Borrower maintains a Quick Ratio (defined below) of at least 2.00: 1.00, the Secured Accounts Receivable Line of Credit will not be subject to the Borrowing Base limitation stated above
                    ("Non-Formula Borrowing"), but the aggregate outstanding amount of such Line of Credit shall not exceed $6,000,000 at any time.

                    Without limiting the fact that the determination of which accounts are eligible for borrowing is a matter of Silicon's discretion, the following shall not be deemed eligible for borrowing: accounts outstanding for more than 90 days from the invoice date, accounts subject to any contingencies, accounts owing from an account debtor outside the United States (except for approved in writing by Silicon), accounts owing from governmental agencies, accounts owing from one account debtor to the extent they exceed 40% of the total eligible accounts outstanding, accounts owing from an affiliate of the Borrower, and accounts owing from an account debtor to whom the Borrower is or may be liable for goods purchased from such account debtor or otherwise (provided, however, that such contra accounts involving account debtors in the telecommunications industry may be allowed if approved in writing from time to time by Silicon, and provided further that U.S. West and its subsidiaries, SBC Corporation and its subsidiaries, Ameritech and its subsidiaries, AT&T and its subsidiaries and Sprint and its subsidiaries are hereby approved as exceptions to the foregoing exclusion for contra accounts). In addition, if more than 50% of the accounts owing from an account debtor are outstanding more than 90 days from the invoice date or are otherwise not eligible accounts, then all accounts owing from that account debtor shall be deemed ineligible for borrowing.

INTEREST RATE:      The interest rate applicable to the Secured Accounts
                    Receivable Line of Credit shall be a rate equal to the "Prime Rate" in effect from time to time. Interest

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

                    calculations shall be made on the basis of a 360-day year and the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate"; it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate (and such changes will be noted on each invoice or otherwise communicated to the Borrower).

COMMITMENT
FEE:                $8,250, which is fully earned and payable at closing.

UNUSED LINE FEE:    .20% per annum of the excess of the maximum commitment
                    amount of $6,000,000 over the average daily balance of such Line of Credit. This fee is payable quarterly in arrears.

MATURITY DATE:      June 24, 2000, at which time all unpaid principal and
                    accrued but unpaid interest shall be due and payable.

SECURED EQUIPMENT TERM LOAN

CREDIT LIMIT:       An amount not to exceed (i) $2,000,000 at any one time
                    outstanding; or (ii) the amount of the "Equipment Borrowing
                    Base", as defined below. For purposes of this Schedule, the "Equipment Borrowing Base" shall mean 50% of the net book value of equipment purchased by Borrower prior to December
                    31, 1997, plus 90% of new equipment purchased by Borrower after December 31, 1997. Silicon shall have no obligation to advance against taxes, freight charges, installation charges or other similar amounts relating to Borrower's equipment, whether or not such amounts are identified on the invoices submitted to Silicon. Equipment to be included in the Equipment Borrowing Base must be new equipment, at the time of purchase by Borrower, owned by Borrower, in good working order, must not be subject to any liens in favor of any person or entity other than Silicon, and must be subject to a first priority, perfected security interest in favor of Silicon. Silicon shall make advances under this Secured
                    Equipment Term Loan from time to time, based on invoices and other documentation as shall be requested by Silicon to support such advances. The Borrower's indebtedness to Silicon with respect to this Secured Equipment Term Loan shall be evidenced by this Schedule and the Loan Agreement, not by a separate promissory note unless required by Silicon.

                    Borrower shall submit to Silicon such invoices, advance requests and other information, in form acceptable to Silicon, as Silicon shall reasonably require from time to time.

                    Silicon shall not have any obligation to make advances on this Secured Equipment Term Loan after December 24, 1999. Once the maximum amount of the principal has been advanced under this Secured Equipment Term Loan,

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

                    Borrower is no longer entitled to further advances on this Loan. Borrower shall not be entitled to reborrow any amount repaid on this Secured Equipment Term Loan. Advances may be requested in writing by Borrower or an authorized person. Silicon may, but need not require that all oral requests be confirmed in writing. The unpaid principal balance owing on this Secured Equipment Term Loan at any time may be evidenced by Silicon's internal records, including daily computer print-outs (which Silicon shall provide to Borrower periodically).

PURPOSE: Borrowers shall use the proceeds of this Secured Equipment Term Loan to finance the purchase of new and used equipment.

INTEREST RATE:      The interest rate applicable to the Secured Equipment Term
                    Loan shall be a rate equal to the "Prime Rate" (as defined above) in effect from time to time, plus 0.25% per annum.
                    Interest calculations shall be made on the basis of a 360-day year and the actual number of days elapsed. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

AMORTIZATION:       Borrower shall pay Silicon monthly payments of interest on the last day of each month commencing July, 1998. Commencing on the last day of January, 2000, Borrower shall pay Silicon
                    42 equal monthly payments or principal, in the amount necessary to repay fully the outstanding principal of this Secured Equipment Term Loan in 42 payments, plus interest calculated as provided in this Schedule.

MATURITY DATE:      June 24, 2003, at which time all unpaid principal and
                    accrued but unpaid interest, fees and other charges shall be due and payable.

COMMITMENT
FEE: $2,750, payable at closing. This fee is fully earned at closing and is non-refundable.

PRIOR NAMES OF
BORROWER:           See attached Exhibit B

TRADE NAMES OF
BORROWER:           See attached Exhibit B

TRADEMARKS OF
BORROWER:           See attached Exhibit B

OTHER LOCATIONS
AND ADDRESSES:      See attached Exhibit B

MATERIAL ADVERSE
LITIGATION:         See attached Exhibit B

Page 18 - LOAN AND SECURITY AGREEMENT

FINANCIAL
COVENANTS:          The Borrower shall at all times comply with all of the
                    following covenants, all of which shall be determined and measured quarterly in accordance with generally accepted accounting principles, on a consolidated basis, except as otherwise stated below:

TANGIBLE NET WORTH: Borrower shall maintain a Tangible Net Worth of not less than $21,000,000.

DEBT TO TANGIBLE
NET WORTH RATIO:    Borrower shall at all times maintain a ratio of total
                    liabilities to Tangible Net Worth of not more than 0.75:
                    1.00. For purposes of this calculation, total liabilities shall exclude deferred revenues and debt, if any, that has been subordinated to the Loans in a written subordination agreement on terms satisfactory to Silicon.

PROFITABILITY:      Borrower shall not incur any Loss (as defined below) in
                    excess of $750,000 per quarter. For purposes of this paragraph, "loss" means net income after taxes, as reported on Borrower's financial statements.

QUICK RATIO:        Borrower shall maintain a ratio of Quick Assets (defined
                    below) to current liabilities less deferred revenue of not less than 1.50:1.00.

DEBT SERVICE
COVERAGE RATIO:     Borrower shall maintain a Debt Service Coverage Ratio of not less than 1.50:1.00, measured as of the end of each fiscal quarter of Borrower.

DEFINITIONS:        "Debt Service Coverage Ratio" means Earnings Before
                    Interest, Taxes, Depreciation and Amortization (EBITDA) for the preceding four quarters, divided by interest expense and principal payments on debt and capital leases for the preceding four quarters.

                    "Tangible Net Worth" means stockholders' equity plus debt, if any, that has been subordinated to the Loans in a written subordination agreement on terms satisfactory to Silicon, and accrued interest thereon, less goodwill, patents, capitalized software costs, deferred organizational costs, tradenames, trademarks, and all other assets which would be classified as intangible assets under generally accepted accounting principles.

                    "Quick Assets" means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-I" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

OTHER COVENANTS:    Borrower shall at all times comply with all of the following additional covenants:

Page 19 - LOAN AND SECURITY AGREEMENT

                    BANKING RELATIONSHIP. Borrower and its subsidiaries shall at all times maintain their primary commercial banking relationship with Silicon. Neither Borrower nor its subsidiaries shall establish any deposit accounts of any type with any bank or other financial institution other than Silicon without Silicon's prior written consent.

CONDITIONS TO
CLOSING: Without in any way limiting the discretionary nature of advances under this Agreement, before requesting any such advance, the Borrower shall satisfy each of the following conditions:

1. LOAN DOCUMENTS:

                    Silicon shall have received this Amended and Restated Schedule, executed by the Borrower, and such other loan documents as Silicon shall require, each duly executed and delivered by the parties thereto.

2. DOCUMENTS RELATING
TO AUTHORITY, ETC.:

                    Silicon shall have received each of the following in form and substance satisfactory to it:

                    (a) Certified Copies of the Articles of Incorporation and Bylaws of the Borrower;

                    (b) A Certificate of Good Standing issued by the Secretary of State of the Borrower's state of incorporation and such other states as Silicon may reasonably request with respect to the Borrower;

                    (c) A certified copy of a Resolution adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, and any other documents or certificates to be executed by the Borrower in connection with this transaction; and

                    (d) Incumbency Certificates describing the office and identifying the specimen signatures of the individuals signing all such loan documents on behalf of the Borrower.

3. PERFECTION AND
PRIORITY OF SECURITY

                    Silicon shall have received evidence satisfactory to it that its security interest in the Collateral has been duly perfected and that such security interest is prior to all other liens, charges, security interests, encumbrances and adverse claims in or to

Page 20 - LOAN AND SECURITY AGREEMENT
                    the Collateral other than Permitted Liens, which evidence shall include, without limitation, a certificate from the Oregon Secretary of State showing the due filing and first priority of the UCC Financing Statements to be signed by the Borrower covering the Collateral.

4. INSURANCE:       Silicon shall have received wvidence satisfactory to it
                    that all insurance required by this Agreement is in full force and effect, with loss payee designations and additional insured designations as required by this Agreement.

5. OTHER INFORMATION:

                    Silicon shall have received such other statements, opinions, certificates, documents and information with respect to matters contemplated by this Agreement as it may reasonably request, all of which must be acceptable to Silicon.

                    Silicon shall have conducted an examination of the Borrower's books, records, ledgers, journals, and registers, as Silicon may deem necessary, and shall be satisfied with the results of such examination in its sole discretion.

       Silicon and the Borrower agree that the terms of this Schedule supplement the Loan and Security Agreement between Silicon and the Borrower and agree to be bound by the terms of this Schedule.

                                   BORROWER:

                                   METRO ONE TELECOMMUNICATIONS, INC.


                                   By: /s/ Timothy A. Timmins
                                      ---------------------------------
                                   Title: President & CEO
                                         ------------------------------

                                   By: /s/ Stebbins B. Chandor, Jr.
                                      ------------------------------------
                                   Title: SVP & CFO
                                          --------------------------------

                                   SILICON:

                                   SILICON VALLEY BANK

                                   By: /s/ Bruce Helberg
                                      ---------------------------------
                                   Title: VP
                                         ------------------------------



Page 21 - LOAN AND SECURITY AGREEMENT

                                     EXHIBIT A

                        [INSERT BORROWING BASE CERTIFICATE]





Page 22 - LOAN AND SECURITY AGREEMENT

                             BORROWING BASE CERTIFICATE

--------------------------------------------------------------------------------

Borrower:   Metro One Telecommunications, Inc.   Lender:  Silicon Valley Bank
            8405 S.W. Nimbus Avenue                       3003 Tasman Drive
            Beaverton, OR 97008                           Santa Clara, CA 95054
Commitment Amount:  $6,000,000

--------------------------------------------------------------------------------

ACCOUNTS RECEIVABLE
1.   Accounts Receivable Book Value as of _________                   $_________
2.   Additions (please explain on reverse)                            $_________
3.   TOTAL ACCOUNTS RECEIVABLE                                        $_________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.   Amounts over 90 days due                          $_________
5.   Balance of 50% over 90 day accounts               $_________
6.   Credit balances                                   $_________
7.   Concentration Accounts*                           $_________
8.   Foreign Accounts                                  $_________
9.   Governmental Accounts                             $_________
10.  Contra Accounts (See Schedule)                    $_________
11.  Promotion or Demo Accounts                        $_________
12.  Intercompany/Employee Accounts                    $_________
13.  Other (please explain on reverse)                 $_________
14.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                             $_________
15.  Eligible Accounts (#3 minus #14)                                 $_________
16.  LOAN VALUE OF ACCOUNTS (80% of #15)                              $_________

* Accounts exceeding 40% of eligible accounts receivable

BALANCES
17.  Maximum Loan Amount                               $_________
18.  Total Funds Available [Lesser of #17 or #16)                     $_________
19.  Present balance owing on Line of Credit           $_________
20.  RESERVE POSITION (#18 minus #19)                                 $_________

THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THIS IS TRUE, COMPLETE AND CORRECT, AND THAT THE INFORMATION IN THIS BORROWING BASE CERTIFICATE COMPLIES WITH THE REPRESENTATIONS AND WARRANTIES IN THE LOAN AND SECURITY AGREEMENT BETWEEN THE UNDERSIGNED AND SILICON VALLEY BANK.

COMMENTS:

                                                            BANK USE ONLY

                                                       Rec'd By:________________
                                                                 Auth. Signer

METRO ONE TELECOMMUNICATIONS, INC.                     Date:_________________

                                                       Verified: ______________
                                                                 Auth. Signer

                                                       Date:____________________

                                                       _________________________
By:_________________________________

Name:_______________________________


Title:______________________________

                               COMPLIANCE CERTIFICATE

TO:         SILICON VALLEY BANK
            3003 Tasman Drive
            Santa Clara, CA 95054

FROM:       METRO ONE TELECOMMUNICATIONS, INC.
            8405 S.W. Nimbus Avenue
            Beaverton, OR 97008

     The undersigned authorized officer of Metro One Telecommunications, Inc. certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles
(GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

  PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

     REPORTING COVENANT            REQUIRED                      COMPLIES
     ------------------            --------                      --------
     Compliance Certificate        Quarterly within 45 days      Yes  No
     Form 10-Q                     Quarterly within 45 days      Yes  No
     Form 10-K                     FYE within 90 days
     Annual (Audited)              FYE within 90 days            Yes  No
     A/R & A/P Agings*             Monthly within 20 days        Yes  No
     Borrowing Base Certificate*   Monthly within 20 days        Yes  No

*  See Loan Agreement

     FINANCIAL COVENANT                 REQUIRED       ACTUAL         COMPLIES
     ------------------                 --------       ------         --------
     Maintain on a Quarterly Basis:

     Minimum Quick Ratio                1.50:1.00      ____:1.00      Yes  No

     Debt to                            0.75:1.00      _________      Yes  No
     Tangible Net
     Worth Ratio:

     Tangible Net                       $21,000,000    $_________     Yes  No
     Worth:

     Debt Service                       1.50:1.00      ____:1.00      Yes  No
     Coverage
     Ratio:

     Profitability:                     No loss in     _________      Yes  No
                                        Excess of
                                        $750,000 per
                                        quarter

COMMENTS REGARDING EXCEPTIONS: See Attached.              BANK USE ONLY

Sincerely,                                        Received by:__________________
                                                              AUTHORIZED SIGNER
METRO ONE TELECOMMUNICATIONS, INC.
                                                  Date:_________________________
____________________________________
SIGNATURE                                         Verified:_____________________
                                                              AUTHORIZED SIGNER
____________________________________
TITLE                                             Date:_______________________

                                                  Compliance Status:  Yes   No
____________________________________
Date

                                     EXHIBIT B

                                     TRADENAMES

Metro One Telecommunications
db.one

                                     TRADEMARKS

Enhanced Directory Assistance-Registered Trademark-
StarBack-Registered Trademark-
AutoBack-Registered Trademark-
CallBack-SM-
NumberBack-SM-
Message Back-SM-

                                  PERMITTED LIENS

1) Lease Agreement between Beaverton-Redmond Tech Properties and Metro One dated 10/8/96.
2) Lease Agreement between Mutual Life Insurance Company of New York and Metro One dated 4/1/97
3) Lease Agreement between Ambassador Associates Ltd. Partnership and Metro One dated 8/15/94
4)   Lease Agreement between Oakbrook Plaza, Ltd. and Metro One dated 10/2/97
5)   Lease Agreement between WHMNY Real Estate LP and Metro One date 11/14/97